UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2021

IOTA COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27587	22-3586087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Hamilton Street, Suite 1010
Allentown, PA 18101
(Address of principal executive offices)

Registrant’s telephone number, including area code: (855) 743-6478

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.01	Changes in Registrant’s Certifying Accountant.
(a)
Dismissal of Previous Independent Registered Public Accounting Firm

On June 29, 2021, Iota Communications, Inc. (the “Company”) dismissed Friedman LLP ("Friedman") as the Company’s independent registered public accounting firm for the fiscal year ended May 31, 2020. The decision to dismiss Friedman was approved by the Company’s Board of Directors.

Friedman’s reports on the Company’s consolidated financial statements as of May 31, 2019 and May 31, 2018, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such reports contained an explanatory paragraph that stated that the Company had experienced recurring net losses and negative cash flows from operations, and had an accumulated deficit and a working capital deficit, which conditions raised substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended May 31, 2019 and May 31, 2018 and the subsequent interim period through June 29, 2021, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304) with Friedman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Friedman, would have caused Friedman to make reference to the subject matter of the disagreements or reportable events in connection with its reports on the consolidated financial statements for such years. During the fiscal years ended May 31, 2019 and May 31, 2018, and the subsequent interim period through June 29, 2021, there have been no “reportable events” (as such term is defined in Item 304 (a)(1)(v) of Regulation S-K), except for the material weakness described in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2019.

The Company provided Friedman with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K and requested that Friedman furnish the Company with a copy of its letter addressed to the Securities and Exchange Commission (the “SEC”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether Friedman agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K. A copy of Friedman’s letter to the SEC dated July 1, 2021 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)
Appointment of New Independent Registered Public Accounting Firm

On June 29, 2021, the Company’s Board of Directors approved the engagement of Marcum LLP (“Marcum”) as the Company’s new independent registered public accounting firm for the fiscal year ended May 31, 2020, effective immediately. During the fiscal years ended May 31, 2019 and May 31, 2018 and the subsequent interim period through June 29, 2021, neither the Company, nor any party on behalf of the Company, consulted with Marcum regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the audit opinion that might be rendered regarding the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that Marcum concluded was an important factor considered by the Company in deciding on any accounting, auditing, or financial reporting issue, or (ii) any matter subject to any “disagreement” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

ITEM 9.01	Financial Statements and Exhibits.
(d) Exhibits:

Exhibit Number	Description
16.1	Letter from Friedman LLP to the Securities and Exchange Commission dated July 1, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IOTA COMMUNICATIONS, INC.

Date: July 1, 2021	By:	/s/ Terrence DeFranco
Name: Terrence DeFranco
Title: Chief Executive Officer